                                                                    EXHIBIT 10.2




                            ASSET PURCHASE AGREEMENT

                                 By and Between

                                 AUTOCYTE, INC.

                                      And

                           NEUROMEDICAL SYSTEMS, INC.



                           DATED AS OF MARCH 25, 1999


                               TABLE OF CONTENTS

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Article 1             DEFINITIONS................................................................................1

         1.1      Person.........................................................................................1

         1.2      Purchased Assets...............................................................................1

         1.3      Transferred Claims.............................................................................1

         1.4      Transferred Intellectual Property..............................................................1

         1.5      Transferred Patent Rights......................................................................2

         1.6      Transferred Trademark Rights...................................................................2

Article 2             ASSET SALE AND PURCHASE....................................................................2

         2.1      Sale and Purchase..............................................................................2

         2.2      Transfer of Purchased Assets...................................................................3

         2.3      Purchase Price.................................................................................3

         2.4      Closing........................................................................................3

Article 3             REPRESENTATIONS AND WARRANTIES.............................................................3

         3.1      Representations, Warranties and Covenants of Seller............................................3

         3.2      Representations, Warranties and Covenants of Buyer.............................................6

Article 4             ADDITIONAL AGREEMENTS......................................................................7

         4.1      Conduct of Seller Pending the Closing..........................................................7

         4.2      Conduct of Buyer Pending the Closing...........................................................8

         4.3      Continued Effectiveness of Representations and Warranties......................................8

         4.4      Authorization from Others......................................................................8

         4.5      Consummation of Agreement......................................................................8

         4.6      Bankruptcy; Cessation of Operations............................................................8

         4.7      Protection of Buyer............................................................................9

         4.8      Restrictions on Further Solicitation..........................................................11

         4.9      Registration..................................................................................12

         4.10     Litigation....................................................................................16

         4.11     Substitution of Parties.......................................................................16

Article 5             CONDITIONS TO CLOSING.....................................................................16

         5.1      Conditions to Obligations of Seller...........................................................16

         5.2      Conditions to Obligations of Buyer............................................................17
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                               TABLE OF CONTENTS
                                  (continued)

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
Article 6             TERMINATION...............................................................................18

         6.1      Term..........................................................................................18

         6.2      Effect of Termination.........................................................................19

Article 7             INDEMNIFICATION...........................................................................19

         7.1      Survival......................................................................................19

         7.2      Obligation of Seller to Indemnify.............................................................19

         7.3      Obligation of Buyer to Indemnify..............................................................20

         7.4      Limitations on Indemnification................................................................20

         7.5      Notice and Defense of Claims..................................................................20

Article 8             MISCELLANEOUS.............................................................................21

         8.1      Notices.......................................................................................21

         8.2      Publicity; Confidentiality....................................................................21

         8.3      Entire Agreement..............................................................................22

         8.4      No Implied Waivers; Rights Cumulative.........................................................22

         8.5      Amendments....................................................................................22

         8.6      Successors and Assigns........................................................................22

         8.7      Governing Law.................................................................................22

         8.8      Further Assurances............................................................................22

         8.9      Severability..................................................................................23

         8.10     Time is of the Essence........................................................................23

         8.11     Headings......................................................................................23

         8.12     Execution in Counterparts.....................................................................23

         8.13     Investment Advisor Fee........................................................................23


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                        INDEX OF SCHEDULES AND EXHIBITS



Schedule 1.5      Transferred Patent Rights
Schedule 1.6      Transferred Trademark Rights
Schedule 3.1(c)   FDA Filing Exceptions
Schedule 3.1(d)   Seller's Consents and Permits
Schedule 3.1(e)   Actions and Proceedings
Schedule 3.1(f)   Liens
Schedule 3.1(g)   Intellectual Property
Section 3.2(c)    Buyer's Consents and Permits
Schedule 4.1(a)   Conduct of Seller Pending the Closing
Schedule 4.1(b)   Other Rights to Transferred Intellectual Property
Schedule 4.2      Conduct of Buyer Pending the Closing


Exhibit A         Form of Bill of Sale



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                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT is dated as of March 25, 1999 and is made between AutoCyte, Inc. ("Buyer"), a Delaware corporation, and Neuromedical Systems, Inc. ("Seller"), a Delaware corporation.

                                   RECITALS:

         A. Seller has developed apparatuses and methods for cytological specimen inspection and classification; and

         B. Seller intends and is authorized to file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code (as defined in Section below 4.5 below) to protect against continuing losses from the conduct of its business and then intends to sell Buyer the Purchased Assets (as defined in Section 1.2 below).

         C. Buyer is willing to purchase, and Seller desires to sell Buyer, the Purchased Assets.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                             ARTICLE 1 DEFINITIONS

         All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth below.

         1.1 "PERSON" shall mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

         1.2 "PURCHASED ASSETS" shall mean the Transferred Claims and the Transferred Intellectual Property.

         1.3 "TRANSFERRED CLAIMS" shall mean all pending claims, suits, actions or causes of actions based upon or related to the Transferred Intellectual Property asserted or assertable by Seller, including, but not limited to, Civil Action No. 96 CV 5245 pending in the United States District Court for the Southern District of New York between Seller and NeoPath, Inc.

         1.4 "TRANSFERRED INTELLECTUAL PROPERTY" shall mean (a) all public and non-public technical or other information owned or licensed by Seller, including, but not limited to, all computer software programs or applications (in both source code and object code form), copyrights, trade secrets, know-how, processes, formulas relating to compounds and reagents (including, but not limited to, natural or man-made biological materials), formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, experimental methods or results, assays, premarket approvals ("PMAs"), PMA supplements and PMA amendments (collectively, "marketing applications") approved by the Food and Drug

Administration ("FDA"), as well as all PMAs, PMA supplements, PMA amendments, and supporting documents (including, but not limited to, labeling, standard operating procedures and manufacturing information) submitted to the FDA in support of marketing applications, descriptions, business or scientific plans, depictions, detailed system design specifications, electrical drawings and system hardware diagrams, device master records, design history and bill of materials for all products, customer lists and any other written, printed or electronically stored materials and (b) any and all other tangible or intangible proprietary information owned or licensed by Seller, including, but not limited to, the Transferred Patent Rights and the Transferred Trademark Rights.

         1.5 "TRANSFERRED PATENT RIGHTS" shall mean all patents, patent applications and preparations for patent applications owned by or licensed to Seller, including, but not limited to, the patents and patent applications listed in Schedule 1.5 attached hereto, and the inventions represented thereby, and any and all continuations, continuations-in-part or divisions thereof, and any and all Letters Patent or reissues, reexaminations or extensions thereof that may be granted therefor or thereon, for the full end of the term for which said Letters Patent may be granted, together with the right to claim priority in all foreign countries in accordance with the International Convention; all rights corresponding to such patents in foreign countries throughout the world; and all of Seller's rights to sue for past infringement of such patents worldwide, together with all rights of action against third parties for past infringement thereof, with the right to sue for, and collect the same for Buyer's own use and enjoyment, all to be held and enjoyed by Buyer, its successors and assigns, assuming consummation of the transactions contemplated by this Agreement, as fully and entirely as the same would have been held and enjoyed by Seller if the assignment and sale contemplated by this Agreement had not been made.

         1.6 "TRANSFERRED TRADEMARK RIGHTS" shall mean all trademarks, trade names, internet domain names and service marks owned by or licensed to Seller, including, but not limited to, the trademarks, trade names, internet domain names and service marks listed in Schedule 1.6 attached hereto, whether registered or not, and the corresponding federal or state registrations thereof, together with the goodwill of the business appurtenant to and symbolized by said trademarks, trade names, domain names and service marks, and all rights of action against third parties for past infringement thereof, with the right to sue for, and collect the same for Buyer's own use and enjoyment, all to be held and enjoyed by Buyer, its successors and assigns, assuming consummation of the transactions contemplated by this Agreement, as fully and entirely as the same would have been held by Seller if the assignment and sale contemplated by this Agreement had not been made.

                       ARTICLE 2 ASSET SALE AND PURCHASE

         2.1 SALE AND PURCHASE. Subject to the provisions of this Agreement, at the Closing (as defined in Section 2.4 hereof), Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase, all of Seller's right, title and interest in the Purchased Assets. Seller hereby agrees that Buyer may, in its discretion, purchase the Purchased Assets through any affiliate of Buyer, whether now existing or hereafter formed; provided, however, that Buyer's designation of an affiliate to purchase the Purchased Assets shall not affect the form of consideration included in the Purchase Price (as defined in Section 2.3 below) or Buyer's obligations under Sections 4.9(d) and 7; and provided further, however, that Buyer shall

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purchase the Purchased Assets directly unless Buyer shall have provided Seller at least three (3) days' prior written notice that Buyer is designating an affiliate to purchase the Purchased Assets, which notice shall include the identity of such affiliate.

         2.2 TRANSFER OF PURCHASED ASSETS. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Purchased Assets free and clear of all liens, restrictions, encumbrances and interests of any other Person except as set forth on Schedule 3.1(f) hereof, such instruments to be in the form attached as Exhibit A hereto.

         2.3 PURCHASE PRICE. In full consideration of the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer, at the Closing, Buyer shall:

                  (a) deliver to Seller or its designee the sum of four million dollars ($4,000,000) in cash by wire transfer of immediately available funds to an account designated in writing by Seller; and

                  (b) deliver to Seller or its designee a certificate for an aggregate of one million four hundred thousand (1,400,000) shares (the "Shares," and together with the funds payable under Section 2.3(a), the "Purchase Price") of Buyer's authorized and previously unissued common stock, $0.01 par value, registered in the name of Seller or its designee.

         2.4 CLOSING. The closing of the sale and purchase of the transactions contemplated hereby (the "Closing"), shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108 at 10:00 a.m., local time, on or before May 31, 1999, and in any event no later than two (2) business days after the satisfaction of the conditions set forth in Article 5, or at such other place or such other time or date as Buyer and Seller agree in writing (the date of such Closing shall hereinafter be referred to as the "Closing Date").

                   ARTICLE 3 REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents, warrants and covenants to Buyer as follows:

                  (a) Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

                  (b) Authority. The execution, delivery and performance by Seller of this Agreement have been duly authorized and approved by all necessary corporate action on the part of Seller, and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms.

                  (c) Compliance with Laws. Seller is not in material violation of any material order, judgment, injunction, award or decree binding upon it. To the best knowledge of Seller, Seller is not in material violation of any material federal, state, local or foreign law, ordinance or regulation or any other material requirement of any governmental or regulatory body, court or

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arbitrator applicable to its business or the Purchased Assets. Seller has not received notice of any current material citation, fine or penalty imposed or asserted against Seller for, any such material violation or alleged material violation. Seller has complied with any and all recording requirements in respect of prior licenses to third parties of rights in the Transferred Intellectual Property, except to the extent that any non-compliance would not have a material adverse effect on the Purchased Assets. Except as set forth on
Schedule 3.1(c), Seller is in material compliance with all material requirements established by the FDA, its products are not subject to any recall or corrective action, are labeled in compliance with FDA requirements, conform to the terms of applicable FDA approvals, and are manufactured in compliance with FDA requirements.

                  (d) Consents; No Breach. All consents, permits, authorizations and approvals from any person pursuant to applicable law or contracts or other agreements with Seller that are required in connection with the performance of Seller's obligations under this Agreement, or the assignment of the Purchased Assets are set forth on Schedule 3.1(d) hereto except for those the absence of which would not have a material adverse effect on the Purchased Assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) violate any provision of the Certificate of Incorporation or By-laws of Seller; (B) except as set forth on Schedule 3.1(d) hereto, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Seller is a party or to which any of the Purchased Assets may be bound or subject except for those the absence of which would not, individually or in the aggregate, have a material adverse effect on the Purchased Assets; (C) materially violate any material order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Seller or upon any of the Purchased Assets; (D) materially violate any material statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Seller or to any of the Purchased Assets; (E) except as set forth in Schedule 3.1(d) hereto, require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person; or (F) result in the creation of any lien or other encumbrance on any of the Purchased Assets.

                  (e) Actions and Proceedings. Except as set forth in Schedule 3.1(e) hereto, to the best knowledge of Seller there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon any of the Purchased Assets.

                  (f) Title to Purchased Assets; Absence of Liens. Except as disclosed on Schedule 3.1(f) hereto, Seller has good and marketable title to the Purchased Assets, owns the Purchased Assets free and clear of all claims, liens, security interests, restrictions or other encumbrances, and has the right to transfer such Purchased Assets to Buyer.

                  (g) Intellectual Property.

                           (i) Except as set forth in Schedule 3.1(g) hereto,
Seller owns exclusively all Transferred Intellectual Property. The Transferred Intellectual Property represents all intellectual property owned by Seller. Seller does not use any other intellectual

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

property in the conduct of its business, as presently or as proposed to be conducted, other than the Transferred Intellectual Property.

                           (ii) Schedule 3.1(g) sets forth a list of all
Seller's federal, state and foreign patents, registered copyrights, registered trademarks, and any applications therefor, and specifies, where applicable, the jurisdictions in which each such Transferred Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 3.1(g) sets forth a list of all material licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller, or any other Person is authorized to use or license the use of any (A) Transferred Intellectual Property of Seller and (B) third party patents, copyrights, trademarks, and applications for registration thereof, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or materials that are, are incorporated in, or form a part of any Transferred Intellectual Property. Except as set forth in Schedule 3.1(g) hereto, the execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not cause Seller to be in material violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in the Schedule 3.1(g) hereto, Seller (A) is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any claims, liens, security interests, restrictions or other encumbrances), the Transferred Intellectual Property or (ii) is a licensee of the Transferred Intellectual Property under valid and binding license agreements listed in Schedule 3.1(g).

                           (iii) Except as set forth on Schedule 3.1(g), no
claims with respect to the Transferred Intellectual Property have been asserted in writing or are, to the best of Seller's knowledge, threatened by any Person,
(i) to the effect that the manufacture, sale, licensing or use of any of the products of Seller infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party, (ii) against the use by Seller of any of the Transferred Intellectual Property or (iii) challenging the ownership by Seller, or the validity or effectiveness, of any of the Transferred Intellectual Property. All registered Transferred Intellectual Property are valid, enforceable and subsisting. Except as set forth in Schedule 3.1(g) hereto, to the best of Seller's knowledge, Seller has not infringed, and the business of Seller does not infringe, any copyright, patent, trade secret or other proprietary right of any third party. Except as set forth on Schedule 3.1(g), to the best of Seller's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Transferred Intellectual Property by any third party, including any employee or former employee of Seller. None of the Transferred Intellectual Property or products of Seller is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by Seller.

                  (h) Transferred Claims. Each of the Transferred Claims is a currently pending claim properly brought in each jurisdiction and court in which each Transferred Claim currently is pending. To the best of Seller's knowledge, there is no material fact, event or circumstance that could form the basis of a defense, draw into question the ability to sustain, or limit the remedy sought with respect to the Transferred Claims that has not already been asserted.



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         3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer
represents, warrants and covenants to Seller as follows:

                  (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

                  (b) Authority. The execution, delivery and performance by Buyer of this Agreement have been duly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms.

                  (c) Consents; No Breach. All consents, permits, authorizations and approvals from any person pursuant to applicable law or contracts or other agreements with Buyer that are required in connection with the performance of Buyer's obligations under this Agreement are set forth in
Schedule 3.2(c) hereto, except for those the absence of which would not have a material adverse effect on the financial condition, business assets, operations or prospects of Buyer or the ability of Buyer to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-laws of Buyer;
(ii) upon waiver by the holders of not less than fifty-one percent (51%) of the shares of Buyer's common stock, $0.01 par value, entitled to registration rights as set forth in that certain Rights Agreement dated November 22, 1996 (as amended to date, the "Rights Agreement") by and among Buyer and certain of its Stockholders, which waiver Buyer shall obtain before the Closing Date, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Buyer is a party or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Buyer or upon the securities, properties, assets or business of Buyer; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Buyer or to the securities, properties, assets or business of Buyer; (v) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body; or (vi) result in the creation of any lien or other encumbrance on the assets or properties of Buyer.

                  (d) Actions and Proceedings. To the best knowledge of Buyer, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, business, assets, operations or prospects of Buyer.

                  (e) Buyer Capital Structure. The authorized capital stock of Buyer consists of 20,650,000 shares of common stock, par value $.01 per share, of which there were 12,785,044 shares issued and outstanding as of March 22, 1999, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued or outstanding. All of the Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and



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

nonassessable and not subject to preemptive or similar rights created by statute, the Restated Certificate of Incorporation or Bylaws of Buyer or any agreement or document to which Buyer is a party or by which it is bound. All of the Shares will be, when issued in accordance with this Agreement, free of any liens, claims and encumbrances created by the Buyer. The offer, issuance, sale and delivery of the Shares to the Holder (as defined herein) pursuant to this Agreement are exempt from registration under the Securities Act of 1933, as amended.

                  (f) SEC Filings. Buyer has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission since December 31, 1997 (the "Buyer SEC Reports"). As of their respective dates, the Buyer SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        ARTICLE 4 ADDITIONAL AGREEMENTS

         4.1 CONDUCT OF SELLER PENDING THE CLOSING. During the period from the date hereof to the Closing Date, Seller shall observe the following covenants:

                  (a) Affirmative Covenants Pending Closing. Seller will use its best efforts to preserve and protect the Purchased Assets, including, but not limited to, paying the dues and other maintenance fees in respect of the patents or patent applications included in the Transferred Intellectual Property as or before they become due. Schedule 4.1(a) hereto sets forth the name of each subsidiary of Seller, the current activities conducted by each such subsidiary and the anticipated status of each such subsidiary as of the Closing Date.

                  (b) Negative Covenants Pending Closing. Except as set forth below, Seller will not, without Buyer's written consent:

                           (i) grant any license in any of the Transferred
Intellectual Property;

                           (ii) sell or transfer, or mortgage, pledge or create
or permit to be created any security interest on, any of the Purchased Assets;

                           (iii) incur any obligation or liability or incur any
indebtedness for borrowed money in a manner that would affect Seller's ability to consummate the transactions contemplated hereby or have a material adverse effect on the Purchased Assets; provided, however, that following the filing of the bankruptcy petition, Seller may obtain so-called "debtor-in-possession" financing secured by the Purchased Assets in an amount not to exceed Two Million Dollars ($2,000,000), subject to the condition that the lender shall agree to the release of the Purchased Assets from the lien of such financing upon the consummation of the sale of the Purchased Assets contemplated by this Agreement; provided further, however, that Seller shall not suffer or incur any default or event of default under any such "debtor-in-possession" financing; or



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

                           (iv) amend the Certificate of Incorporation or
By-Laws of Seller in a manner that would affect Seller's ability to consummate the transactions contemplated hereby or have a material adverse effect on the Purchased Assets.

Notwithstanding the foregoing provisions of this Section 4.1(b), Seller may grant a non-transferable (except as described on Schedule 4.1(b)), non-exclusive license on the terms and conditions set forth on Schedule 4.1(b).

         4.2 CONDUCT OF BUYER PENDING THE CLOSING. During the period from the date hereof to the Closing Date, Buyer shall, except as provided in Schedule
4.2 attached hereto or to the extent that Seller otherwise consents in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and consistent with past practices and policies.

         4.3 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, Seller and Buyer shall use reasonable efforts to conduct their respective businesses and affairs in such a manner so that the representations and warranties contained in Articles 2 and 3, respectively, hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and each shall promptly give notice to the other party of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement. In the event such violation or breach of this Agreement shall occur on or prior to the Closing Date, the party in breach shall promptly use its best efforts to remedy the same.

         4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, Seller and Buyer, respectively, shall use their best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by them of the transactions contemplated by this Agreement, including, but not limited to, all consents set forth on Schedule 3.1(d) and Schedule 3.2(c), respectively, except to the extent waived by the other in writing.

         4.5 CONSUMMATION OF AGREEMENT. Each of Buyer and Seller shall use such party's respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement and further to ensure that, to the extent in their collective control or capable of influence by them, no breach of any of their respective representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing Date to the end that the transactions contemplated by this Agreement shall be fully carried out.

         4.6 BANKRUPTCY; CESSATION OF OPERATIONS.

                  (a) Within two(2) business days after the date hereof, Seller will file a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code") (the date of such filing referred to herein as the "Petition Date"). On and after the Petition Date, except as otherwise agreed to in writing by Buyer, Seller will cease all business activity worldwide related to the Transferred Intellectual Property, including, but not limited to, manufacturing, research and development, marketing, and sales.

                  (b) Seller will file a motion to approve and assume this Agreement and/or sell, transfer, assign, convey, and deliver to Buyer the Purchased Assets in accordance with the terms of this Agreement within twenty
(20) days after the Petition Date and thereafter use its best efforts to obtain a final, non-appealable order approving and authorizing this Agreement and approving, authorizing and directing assumption of this Agreement by Seller and consummation of the transactions contemplated hereby on or before May 31, 1999.

                  (c) Seller acknowledges that the Purchase Price for the Purchased Assets is both fair and reasonable, and fairly represents the fair market value obtainable for the Purchased Assets between a willing buyer and willing seller. The Purchase Price is in excess of the amount Seller could reasonably expect to receive upon a forced liquidation of such assets and will leave a balance, after payment of any secured claims against the Purchased Assets, for distribution to creditors holding claims that are not secured by a lien encumbering any asset of Seller.

         4.7 PROTECTION OF BUYER.

                  (a) Seller and Buyer acknowledge that Buyer would be reluctant to pursue a purchase of the Purchased Assets without certain protections in light of the risks and costs, including the time devoted to and expense arising from investigating the Purchased Assets, associated with the purchase of assets of this nature from an entity such as Seller, which has contemplated filing a petition under Chapter 11 of the Bankruptcy Code generally, and the complexity of any transaction involving the Purchased Assets. Seller also has determined that it is in the best interest of Seller and its creditors to provide Buyer with certain protections against such risks in order to facilitate the consummation of a sale of the Purchased Assets. In consideration of the foregoing, Seller agrees to move the bankruptcy court or other court of competent jurisdiction to approve the protections set forth in Sections 4.6(b) through 4.6(e) hereof.

                  (b) Breakup Fee. Seller shall pay to Buyer a fee in cash equal to $475,000 (the "Breakup Fee") if this Agreement is not consummated because of:

                           (i) entry of an order approving a sale of any
portion of the Purchased Assets to another Person;

                           (ii) Seller, or any other Person other than Buyer,
confirms a plan of reorganization under Chapter 11 of the Bankruptcy Code that does not provide for the sale to Buyer of the Purchased Assets on terms and conditions substantially the same as the terms and conditions of this Agreement; or

                           (iii) this Agreement and the sale to Buyer of the
Purchased Assets is not approved by a final, non-appealable order of the bankruptcy court or other court of competent jurisdiction, in the absence of a bankruptcy case involving Seller, is determined by a court of competent jurisdiction not to be consummated;

provided, however, that Buyer shall not, at the time the Breakup Fee becomes due and payable in accordance with the foregoing clauses (i)-(iii), then be in material beach of any of the provisions of this Agreement.

                  (c) Expense Reimbursement. If this Agreement is terminated or otherwise not consummated for any reason other than a material default or breach by Buyer under this Agreement or an event entitling Buyer to the Breakup Fee in accordance with Section 4.7(b), then Seller shall reimburse Buyer for its actual out-of-pocket expenses in cash in an amount not to exceed $250,000. If this Agreement is terminated or otherwise not consummated as a result of a material default or breach by Buyer under this Agreement, then Buyer shall reimburse Seller for its actual out-of-pocket expenses in cash in an amount not to exceed $250,000. The out-of-pocket expenses shall include costs and fees (including, but not limited to, attorneys', accountants', consultants', and other third-party fees and expenses incurred by the party entitled to payment hereunder) in connection with the negotiation, preparation, execution, delivery, and attempted performance of this Agreement and the attempt to consummate the transactions contemplated by this Agreement, including the attempted satisfaction of the conditions set forth in Sections 5.1 or 5.2, as applicable (with respect to Buyer, such expenses are referred to herein as the "Buyer's Expenses").

                  (d) Payment of Breakup Fee and Buyer's Expenses. The Breakup Fee and Buyer's Expenses shall be administrative expenses in any pending bankruptcy proceeding involving Seller, payable pari passu with administrative expenses other than those paid in the ordinary course of business. Payments in respect of the Breakup Fee and Buyer's Expenses shall be made upon the failure of consummation of the transactions contemplated by this Agreement in accordance with Section 4.7(b). Notwithstanding anything to the contrary in this Agreement, but subject to Section 4.7(e)(vii), Buyer shall not be entitled to any fees payable under this Section 4.7 if Buyer or any of its Affiliates actually acquires the Purchased Assets.

                  (e) Sale and Bidding Procedures. Seller shall, within twenty
(20) days after the Petition Date, file a motion with the bankruptcy court or other court of competent jurisdiction seeking both an order of such court approving the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, including, but not limited to, the Breakup Fee and reimbursement of Buyer's Expenses and a process (including public notice thereof) for the submission of any competing bids for the sale of the Purchased Assets. Seller shall seek bankruptcy court approval of a bid process that provides that:

                           (i) sale of the Purchased Assets or any portion
thereof to a Person other than Buyer is subject to such higher and better bids (not judged solely on monetary grounds), by an open auction (and not a sealed bid auction) conducted by the bankruptcy court or other court of competent jurisdiction;

                           (ii) the only Persons that may participate in the
said open auction are those that submit an initial competing bid that (A) complies with the provisions of this Section 4.7(e) in regard to, among other things, amount of initial competing bid, (B) is in writing and (C) is filed with the court to preside over the auction, received by Seller, and received by Buyer at least three (3) business days prior to the date scheduled for the open auction to occur;

                           (iii) all competing bids must be for cash or cash
and publicly traded securities (which securities shall include restrictions no more restrictive than those on the Shares to be delivered by Buyer to Seller hereunder) only, payable in full upon consummation of the sale, and not subject to any conditions, including, but not limited to, any condition based upon the competing bidder's ability to obtain financing; provided, however, that any competing bid must include at least $4,000,000 in cash;

                           (iv) all initial competing bids must be in amount
that would result in consideration to be realized by Seller in an amount that
(A) is at least $475,000 greater than the Purchase Price and (B) includes, in addition, any increment required under clause (v) of this Section 4.7(e);

                           (v) all subsequent bids shall be in increments of
$50,000;

                           (vi) all competing bids must be accompanied by a
good faith deposit in the amount of $500,000 by certified or cashier's check payable to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller or by irrevocable letter of credit for the benefit of Seller, which such deposit shall be forfeited if such bidder is the successful bidder and fails to purchase the Purchased Assets;

                           (vii) in determining the highest and best bid in any
bidding process, Buyer shall be deemed to have bid the sum of (A) the Purchase Price, (B) the Breakup Fee and (C) any increment made by Buyer in its bid (which such increase shall be subject to the minimum bidding increments requirements of clause (v) of this Section 4.7(e)); if Buyer is the successful bidder, then Buyer shall only be obligated to pay for purchase of the Purchased Assets the sum of the Purchase Price plus any increment made by Buyer in its successful bid, but not the portion of its bid, equal to the Breakup Fee, that had been deemed to be a part of the bid.;

                           (viii) neither Seller nor the court are required to
accept the highest monetary bid, but Seller may propose and recommend acceptance of any offer that it determines to be in the best interest of Seller's bankruptcy estate and Seller's creditors; and

                           (ix) if no initial competing bids are received that
comply with this Section 4.7(e), then (A) the open auction shall be cancelled,
(B) Buyer shall be deemed and decreed the successful bidder and (C) Seller shall be authorized and ordered by the presiding court to consummate the sale contemplated in this Agreement at the Purchase Price.

                  (f) Should a court of competent jurisdiction require the Purchased Assets to be sold in parcels and not in their totality, Buyer is under no obligation to bid on such parcels and may, at its discretion, terminate this Agreement.

         4.8 RESTRICTIONS ON FURTHER SOLICITATION.

                  (a) From the date hereof to the date the motion contemplated by Section 4.6(b) hereof is filed, and except as may be required by Section 4.7(e) and order of the court for any period after the Petition Date, Seller shall not directly, or indirectly through any of its officers, directors, employees, representatives, agents, attorneys, trustees, or otherwise (collectively, "Representatives"), initiate or solicit any proposals or offers from any Person (other than Buyer) relating to the acquisition of all or a substantial portion of the Purchased Assets or the capital stock of Seller or assist any person or entity (other than Buyer) in preparing, structuring, or soliciting an offer or proposal relating to the acquisition of all or a substantial portion of the Purchased Assets or the capital stock of Seller.

                  (b) Notwithstanding Section 4.8(a) above, prior to the entry of an order of a court of competent jurisdiction confirming Seller's sale of the Purchased Assets pursuant to the terms of the Agreement (the "Sale Order"), Seller or its Representatives may respond to inquiries for information concerning the business of Seller or the Purchased Assets.

                  (c) In the event that Seller receives any written offer or proposal ("Proposal") regarding the acquisition of the Purchased Assets or any portion thereof, Seller shall, within two (2) business days and irrespective of the date such Proposal was received, notify Buyer of the Proposal, including the identity of the Person making the Proposal and the principal economic terms thereof.

         4.9 REGISTRATION.

                  (a) Certain Definitions. As used in this Section 4.9, the following terms shall have the following respective meanings.

                           (i) "Commission" means the Securities and Exchange
Commission, or any other Federal agency at the time administering the Securities Act.

                           (ii) "Exchange Act" means the Securities Exchange
Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                           (iii) "Holder" means the Person in whose name the
Shares are initially registered as payment for the Purchased Assets.

                           (iv) "Registration Statement" means a registration
statement filed by Buyer with the Commission covering the resale or distribution of the Shares by the Holder or bankruptcy trustee.

                           (v) "Securities Act" means the Securities Act of
1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  (b) Sale or Transfer of Shares; Legend.

                           (i) The Shares shall not be sold or transferred by
the Holder unless either (A) they first shall have been registered under the Securities Act or (B) Buyer first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to Buyer, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                           (ii) Each certificate representing the Shares shall
bear a legend substantially in the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the

         Act and such laws or (1) registration under applicable state securities laws is not required and (2) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required."

                           (iii) The foregoing legend shall be removed from the
certificates representing any Shares at the request of the holder thereof at such time as they become registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

                           (iv) Buyer shall be entitled to place a stop order
on the Shares to ensure that transfers are made in accordance with the terms of this Agreement.

                  (c) Registration Procedures. On or before the later of (i) the date that is ninety (90) days after the Petition Date and (ii) the date that is forty-five (45) days after the Closing Date, Buyer shall, at its sole expense:

                           (i) file with the Commission a Registration
Statement with respect to resales and distributions of the Shares and use its best efforts to cause that Registration Statement to become and remain effective; provided, however, that at least one (1) day before any such filing, Buyer shall furnish to the Holder a draft copy of the Registration Statement as proposed to be filed;

                           (ii) as expeditiously as possible prepare and file
with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (A) such time as the Holder no longer holds any Shares or (B) such time as all Shares held by the Holder may be sold without registration pursuant to Rule 144(k) (or any successor provision) during any three (3) month period;

                           (iii) as expeditiously as possible furnish to the
Holder such reasonable numbers of copies of the prospectus, including the preliminary prospectus, and any amendment or supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares;

                           (iv) as expeditiously as possible use its best
efforts to register or qualify the Shares covered by the Registration Statement under the securities or blue sky laws of such states as the Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Shares in such jurisdictions; provided, however, that Buyer shall not be required in connection with this clause (iv) to qualify as a foreign corporation in any jurisdiction or consent to service of process in any jurisdiction; and

                           (v) Buyer will promptly give notice to the Holder
(A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities authority with jurisdiction for amendments and supplements to the Registration Statement and prospectus for additional information after the Registration Statement has become effective,
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (D) of the issuance by any state securities commission or other regulatory authority with jurisdiction of any order suspending the qualification or exemption from qualification of any of the Shares under any applicable state securities or "blue sky" laws and (E) of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in the Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following any of such events, Buyer will prepare and file with the Commission and furnish such supplement or amendment to such prospectus as may be necessary so that, as thereafter deliverable to the purchasers of the Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

If Buyer has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Buyer shall promptly notify the Holder and, if requested, the Holder shall immediately cease making offers of Shares and shall return all prospectuses to Buyer. Buyer shall promptly provide the Holder with revised prospectuses and, following receipt of the revised prospectuses, the Holder shall be free to resume making offers of the Shares.

                  (d) Indemnification.

                           (i) In the event of any registration of any of the
Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law Buyer shall indemnify and hold harmless the Holder, each underwriter of such Shares and any officer, director, agent, representative, employee or affiliate of any of them against any losses, claims, damages or liabilities, joint or several, to which the Holder or such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Buyer shall reimburse each of the Holder and such underwriter and controlling person for reasonable legal or any other expenses incurred by the Holder or such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Buyer, in writing, by or on behalf of the Holder or such underwriter or controlling person specifically for use in the preparation thereof.

                           (ii) In the event of any registration of any of the
Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, the Holder shall indemnify and hold harmless Buyer, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Buyer or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to Buyer by or on behalf of the Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and the Holder shall reimburse Buyer for reasonable legal or other expenses incurred by Buyer in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of any the Holder hereunder shall not exceed an amount equal to the proceeds to the Holder of the Shares sold pursuant to the Registration Statement.

                           (iii) Each party entitled to indemnification under
this Section 7.6(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.8(d). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (e) Information by the Holder. The Holder shall furnish to Buyer such information regarding the Holder and the distribution proposed by the Holder as Buyer may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.9.

                  (f) Rule 144 Requirements. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of Buyer to the public without registration, Buyer agrees to use its best efforts to:

                           (i) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

                           (ii) file with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (iii) furnish to the Holder upon request a written
statement by Buyer as to its compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents of Buyer as the Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         4.10 LITIGATION. Each of Seller and Buyer shall use their respective best efforts to have all documents, motions and pleadings relating to the Transferred Claims delivered to Buyer as soon as practicable after the date hereof. From and after the date hereof until the Closing Date, to the extent not restricted from doing so by court order, Seller agrees to keep Buyer informed of any an all developments and occurrences related to the Transferred Claims and further agrees not to take any action in respect of the Transferred Claims without the advice and prior consent of Buyer; provided, however, that in the absence of timely advice and consent from Buyer, Seller shall nonetheless take any and all action necessary to preserve its rights to continue to sustain the Transferred Claims.

         4.11 SUBSTITUTION OF PARTIES. Seller shall, as promptly as practicable following the Closing Date take all necessary actions to have Buyer substituted as a party in Seller's place in all Transferred Claims. Prior to the effectiveness of the substitution referred to in the preceding sentence, Seller shall promptly notify Buyer of any activity with respect to the Transferred Claims requested by Buyer.

                        ARTICLE 5 CONDITIONS TO CLOSING

         5.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to enter into and complete the Closing is subject to, at the option of Seller acting in accordance with the provisions of this Agreement with respect to termination hereof, the fulfillment of the following conditions, any one or more of which may be waived by it:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by an officer of Seller, to the foregoing effect and stating that all conditions to the obligations of Seller hereunder have been satisfied.

                  (b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, and such action, suit or proceeding shall not have been stayed.

                  (c) Third Party Consents. Seller shall have received evidence of the receipt of all authorizations, consents and permits of others required to permit the consummation by Seller and Buyer of the transactions contemplated by this Agreement, including, but not limited to, all consents set forth on
Schedule 3.2(c), if any, except to the extent waived by Seller in writing.

                  (d) No Material Change. There shall have been no material adverse change in Buyer's financial condition, business, assets, operations or prospects, including, but not limited to, a merger of Buyer with another Person in which Buyer is not the surviving entity.

                  (e) Nasdaq Listing. The Shares issuable to Seller pursuant to this Agreement shall have been authorized for quotation on the Nasdaq National Market and shall continue to be so authorized on the Closing Date.

         5.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to enter into and complete the Closing is subject to, at the option of Buyer acting in accordance with the provisions of this Agreement with respect to termination hereof, the fulfillment of the following conditions, any one or more of which may be waived by it:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller to the foregoing effect and stating that all conditions to Buyer's obligations hereunder have been satisfied.

                  (b) Third Party Consents. Buyer shall have received evidence of the receipt of all authorizations, consents and permits of others required to permit the consummation by Buyer and Seller of the transactions contemplated by this Agreement, including, but not limited to, all consents set forth on
Schedule 3.1(d), except to the extent waived by Buyer in writing or rendered unnecessary by bankruptcy court order.

                  (c) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of Buyer, a materially adverse effect on the Purchased Assets.

                  (d) Delivery of Instruments of Transfer. Seller shall have delivered or caused to be delivered to Buyer instruments of transfer in conformity with Section 2.2 above.

                  (e) No Material Change. There shall have been no material adverse change in the Transferred Intellectual Property or Transferred Claims, nor shall any event have occurred which so far as can reasonably be foreseen on the Closing Date appears reasonably likely materially and adversely to affect the Transferred Intellectual Property or Transferred Claims.

                  (f) Records of Purchased Assets. Seller shall have delivered to Buyer all material records and documents relating to the Purchased Assets, that either are in its possession or the possession of its counsel.

                  (g) Transferred Claims. Buyer shall have conducted a review in good faith of the documents relating to the Transferred Claims and be reasonably satisfied with the results of its review; provided, however, that this condition shall terminate on the date that is twenty (20) days after the Petition Date, unless Buyer shall have delivered the notice described in
Section 6.1(a) below, in which case this condition shall terminate on the date that is thirty (30) days after the Petition Date.

                  (h) FDA Filings. To the extent required by the FDA, Seller shall have filed with the FDA the report identified on Schedule 3.1(c).

                  (i) Bankruptcy. Seller shall have obtained a final, non-appealable order approving this Agreement, assumption of this Agreement by Seller and consummation of the transactions contemplated hereby on or before May 31, 1999.


                             ARTICLE 6 TERMINATION

         6.1 TERM. This Agreement shall terminate on or prior to the Closing as follows:

                  (a) on the date that is twenty (20) days after the Petition Date, unless on or before such date, Buyer shall have notified Seller in writing that Buyer has conducted the review described in Section 5.2(g) and is reasonably satisfied with the results of such review; provided, however, Buyer, in its discretion and by written notice to Seller, may extend the twenty (20) day period set forth above to a period ending on the date that is thirty (30) days after the Petition Date;

                  (b) on May 31, 1999, if all of the conditions set forth in
Section 5.1 have been satisfied but any of the conditions set forth in Section
5.2 have not been satisfied, unless extended in writing by Buyer;

                  (c) on May 31, 1999, if all of the conditions set forth in
Section 5.2 have been satisfied but any of the conditions set forth in Section
5.1 have not been satisfied, unless extended in writing by Seller;

                  (d) on June 30, 1999, if any of the conditions set forth in either of Sections 5.1 or 5.2 have not been satisfied, unless extended in writing by Buyer and Seller;

                  (e) at the election of Buyer or Seller, respectively, upon written notice to the other party if such other party has materially breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within fifteen (15) business days of receipt by the breaching party of written notice from the nonbreaching party of such breach of representation, warranty, covenant or agreement, cured such breach; or

                  (f) by mutual written agreement of Seller and Buyer.

         6.2 EFFECT OF TERMINATION. Subject to Sections 4.5 and 4.6 hereof, if this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, each and every representation and warranty contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to fully perform its covenants and agreements hereunder or the material breach by a party of its representations or warranties contained herein.

                           ARTICLE 7 INDEMNIFICATION

         7.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 7.4. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Sections 7.2 and 7.3, which shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach. Notwithstanding the foregoing, Section 4.9(d) hereof shall provide a right of recovery in respect of securities law matters arising under Section 4.9 hereof and shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained in Section 4.9 hereof or in any certificate or other instrument delivered pursuant thereto.

         7.2 OBLIGATION OF SELLER TO INDEMNIFY. After the Closing Date, Seller shall indemnify and hold harmless Buyer (and its directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Article 7 ("Losses") based upon, arising out of or otherwise in respect of any material inaccuracy in or material breach of any representation, warranty or covenant of Seller contained herein or in any certificate delivered pursuant hereto.

         7.3 OBLIGATION OF BUYER TO INDEMNIFY. After the Closing Date, Buyer shall indemnify and hold harmless Seller (and its directors, officers, employees, agents, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty covenant of Buyer contained herein or in any certificate delivered pursuant hereto.

         7.4 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Article 7 shall be subject to the following terms:

                  (a) No indemnification shall be payable pursuant to Section
7.2 or 7.3 after twenty-four (24) months after the Closing Date (the "Expiration Date"), except with respect to claims made prior to the Expiration Date but not then resolved; provided, however, that the foregoing limitation shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party.

                  (b) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

                  (c) Neither Party shall be liable hereunder, in the aggregate, for an amount in excess of $475,000.

         7.5 NOTICE AND DEFENSE OF CLAIMS. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within thirty (30) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

                            ARTICLE 8 MISCELLANEOUS

         8.1 NOTICES. All notices, requests and other communications to Seller or Buyer hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

                  (a) if to Buyer, at

                           AutoCyte, Inc.
                           780 Plantation Drive
                           Burlington, North Carolina  27215
                           Attention:  President and Chief Executive Officer
                           Facsimile:  (336) 513-0411

                           with a copy to

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, Massachusetts  02108
                           Attention:  Steven N. Farber
                           Facsimile:  (617) 227-4420

                  (b) if to Seller, at

                           Neuromedical Systems, Inc.
                           10 Mountainview Road, Suite C-100
                           Upper Saddle River, New Jersey  07458
                           Attention:  President
                           Facsimile:  (201) 760-2096

                           with a copy to

                           Latham & Watkins
                           5800 Sears Tower
                           Chicago, Illinois 60606
                           Attention:  Josef S. Athanas
                           Facsimile:  (312) 993-9767

Any notice or communication given in conformity with this Section 9.1 shall be deemed to be effective when received by the addressee, if delivered by hand, and seven (7) days after mailing, if mailed.

         8.2 PUBLICITY; CONFIDENTIALITY. Except for a mutually acceptable press release to be filed by Seller on or about the Petition Date and disclosure to the bankruptcy court in connection with filing with such court as set forth in Sections 4.6 and 4.7 hereof, unless required by law, the rules of any national stock exchange or automated interdealer quotation system or order or decree of any federal, state, local or foreign court of competent jurisdiction or governmental authority, (i) neither Buyer nor Seller shall issue any press release or other public announcement unless the other party has approved such press release in advance, which approval shall not be unreasonably withheld and (ii) Buyer and Seller will keep confidential any information not otherwise publicly available that is derived from access, investigation or information furnished by Buyer and Seller in connection with this Agreement and the transactions contemplated hereby, including the negotiations conducted in connection herewith and all drafts and executed copies of this Agreement and the contents thereof.

         8.3 ENTIRE AGREEMENT. This Agreement, together with any agreements referenced herein, constitutes, on and as of the date hereof, the entire agreement of Seller and Buyer with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between Seller and Buyer with respect to such subject matter are hereby superseded in their entirety.

         8.4 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Seller or Buyer to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, but not limited to, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         8.5 AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by Seller or Buyer therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the party against whom enforcement of such amendment is sought, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such variation, contradiction or explanation is sought.

         8.6 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Seller, Buyer, and their respective successors and assigns.

         8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         8.8 FURTHER ASSURANCES. Each of Seller and Buyer agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, but not limited to, the execution of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement. Each of Seller and Buyer acknowledges that if the Seller shall fail to provide such additional assignments, agreements, documents and instruments as reasonably requested by Buyer, Buyer may move the bankruptcy court for an order directing the provision of such items on an emergency basis with no less than three (3) days' notice by telecopy or other electronic facsimile transmission to Seller. Seller agrees not to oppose such a motion or the scheduling of a hearing relating to such a motion on the basis of shortened notice or method of notice. Seller and Buyer further agree that the bankruptcy court shall retain jurisdiction to adjudicate Buyer's motion.

         8.9 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Seller and Buyer hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         8.10 TIME IS OF THE ESSENCE. Seller and Buyer, respectively, acknowledge that time is of the essence for this Agreement, and that delays in the consummation of the transactions contemplated hereby will cause the other party significant harm.

         8.11 HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         8.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         8.13 INVESTMENT ADVISOR FEE. The parties agree that the fee of Seller's investment advisor, Houlihan, Lokey Howard & Zukin, payable pursuant to, and the terms of which are more fully described in, that certain Letter dated December 23, 1998 shall be paid from the Purchase Price at Closing.

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed in their respective corporate names by their respective authorized representatives as of the date first set forth above.

NEUROMEDICAL SYSTEMS, INC.                 AUTOCYTE, INC.


By: /s/ Paul R. Sohmer                     By: /s/ James B. Powell
    ----------------------------              ----------------------------------

Name: Paul R. Sohmer, M.D.                 Name: James B. Powell
     ---------------------------                --------------------------------

Title: President & CEO                     Title: President & CEO
      --------------------------                  ------------------------------

                                                                      EXHIBIT A

                          BILL OF SALE AND ASSIGNMENT

         This Bill of Sale and Assignment dated ____________ ___, 1999 is executed and delivered by Neuromedical Systems, Inc., ("Seller"), a Delaware corporation, to AutoCyte, Inc. ("AutoCyte"), a Delaware corporation. All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated as of March 25, 1999 between Seller and AutoCyte (the "Purchase Agreement").

         WHEREAS, subject to the terms and conditions set forth in the Purchase Agreement, Seller has agreed to sell, convey, transfer, assign and deliver to AutoCyte the Purchased Assets, and AutoCyte has agreed to purchase and acquire the Purchased Assets;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and AutoCyte hereby agree as follows:

         1. Seller hereby sells, conveys, transfers, assigns and delivers to AutoCyte, its successors and assigns, to have and to hold forever, all of Seller's right, title and interest in and to the Purchased Assets free and clear of all liens, restrictions, encumbrances and interests of any other Person, except as specifically permitted by the Purchase Agreement.

         2. Seller hereby covenants and agrees that it will, at the reasonable request of AutoCyte and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance and assignment (including, but no limited to executing the form of letter transferring PMAs attached hereto as Appendix A), and take such other action as may reasonably be necessary to more effectively convey, transfer, assign and deliver to, and vest in, AutoCyte, its successors and assigns title to the Purchased Assets being sold, transferred, conveyed, assigned and delivered by Seller pursuant to the Purchase Agreement and to put AutoCyte in actual possession and operating control thereof.

         3. Each of Seller and Buyer acknowledges that if Seller shall fail to provide such other instruments of sale, transfer, conveyance and assignment as reasonably requested by Buyer, Buyer may move the bankruptcy court for an order directing the provision of such items on an emergency basis with no less than three (3) days' notice by telecopy or other electronic facsimile transmission to Seller. Seller agrees not to oppose such a motion or the scheduling of a hearing relating to such a motion on the basis of shortened notice or method of notice. Seller and Buyer further agree that the bankruptcy court shall retain jurisdiction to adjudicate Buyer's motion.

         4. Seller, by its execution of this Bill of Sale and Assignment, and AutoCyte, by its acceptance of this Bill of Sale and Assignment, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Purchase Agreement shall be deemed to be enlarged, negated, modified or altered in any way by this instrument.

         IN WITNESS WHEREOF, NSI and AutoCyte have caused this instrument to be duly executed under seal as of and on the date first above written.


                                             NEUROMEDICAL SYSTEMS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------




ACCEPTED:

AUTOCYTE, INC.

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                   Appendix A

                        Form of Letter Transferring PMA



Office of Device Evaluation
Center for Devices and Radiological Health
Food and Drug Administration
9200 Corporate Boulevard
Rockville, Maryland  20850

Dear Sir or Madam:

         We hereby advise you that effective as of the date of this letter, all ownership interests in the following premarket approval applications, supplements, and amendments have been transferred from Neuromedical Systems, Inc. to AutoCyte, Inc.: _________________. AutoCyte, Inc. is now the owner of these product approvals. If you have any questions regarding this transfer, please contact ____________________.

                                             Sincerely,





cc:      Dr. James Powell, AutoCyte, Inc.